                    Exhibit 99.2 - Joint Filers' Signatures

Designated Filer: Forest Laboratories, Inc.
Issuer & Ticker Symbol: Clinical Data, Inc. (CLDA)
Date of Event Requiring Statement: April 13, 2011

                             FLI International LLC

                             By: /s/ David Solomon
                                 ----------------------------------------------
                             Name:  David Solomon
                             Title: Vice President
                             Date: April 13, 2011

                             FL Holding CV
                             by FLI International LLC, its General Partner

                             By: /s/ David Solomon
                                 ----------------------------------------------
                             Name:  David Solomon
                             Title: Vice President
                             Date: April 13, 2011

                             Dogwood Holding Corp.

                             By: /s/ David Solomon
                                 ----------------------------------------------
                             Name:  David Solomon
                             Title: Vice President
                             Date: April 13, 2011

                             Magnolia Acquisition Corp.

                             By: /s/ David Solomon
                                 ----------------------------------------------
                             Name:  David Solomon
                             Title: Vice President
                             Date: April 13, 2011